                                                                    EXHIBIT 99.a

                       AMERICAN CENTURY GROWTH FUNDS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

     AMERICAN CENTURY GROWTH FUNDS, INC., a Maryland corporation, having its principal office at 300 East Lombard Street, Baltimore, Maryland and having The
Corporation Trust Incorporated as its resident agent located at 300 East Lombard
Street, Baltimore, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend and restate its charter (the "Charter")
currently in effect and as hereinafter amended.

SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended and restated:

                                     * * * *

     FIRST: The name of the corporation is:

                      "AMERICAN CENTURY GROWTH FUNDS, INC."

     SECOND: The purposes for which the corporation is formed are:

          1. to carry on the business of an investment company; and

          2. to engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law except insofar as such business may be limited by the Investment Company Act of 1940 as from time to time amended, or by any other law of the United States regulating investment companies, or by limitations imposed by the laws of the several states wherein the corporation offers its shares.

     THIRD: The name of the resident agent of the corporation in this state is
The Corporation Trust Incorporated, a corporation of this state, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202. The
current address of the principal office of the corporation in the State of
Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street,
Baltimore, Maryland 21202.

     FOURTH:

          1. The total number of shares of stock which the corporation shall have authority to issue is Three Billion (3,000,000,000) shares of capital stock with a par value of $0.01 each, and an aggregate par value of
     $30,000,000. All of such shares shall initially be classified into the following series of shares and classes of such series:

           SERIES NAME                                       CLASS
           ---------------------------------------------------------------------
           Legacy Large Cap Fund                             Investor
                                                             Advisor
                                                             R
                                                             Institutional
           Legacy Focused Large Cap Fund                     Investor
                                                             Advisor
                                                             R
                                                             Institutional
           Legacy Multi Cap Fund                             Investor
                                                             Advisor
                                                             R
                                                             Institutional

     Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series. The Board of Directors shall have the power and authority (i) to divide or classify (and reclassify) any unissued shares of common stock into such classes and/or series as the Board of Directors may from time to time determine, (ii) to fix the number of shares of stock in each such class or series, (iii) to increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any such series or class, and (iv) to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof that are not stated in these Articles of Incorporation.

          2. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption and conversion of the shares of common stock classified as a Series and any additional series of common stock of the corporation (unless provided otherwise by the Board of
     Directors with respect to any such additional series at the time it is established and designated):

               (a) VOTING. Holders of shares of stock of the corporation shall be entitled to one vote for each dollar of net asset value per share for each share of stock held on the applicable record date, irrespective of the class or series; provided, however, that (1)
          matters affecting only one class or series shall be voted upon only by that class or series, and (2) where required by the Investment Company
          Act of 1940 or the regulations adopted thereunder or any other applicable law, certain matters shall be voted on separately by each class or series of shares affected and not be all classes unless otherwise required by law.

               (b) ASSETS BELONGING TO A CLASS OR SERIES. All payments received by the corporation for the sale of stock of each class or series and the investment and reinvestment thereof and the income, earnings and profits thereon shall belong to the class or series of shares with respect to which such payments were received, and are herein referred to as "assets belonging to" such class or series. Any assets which are not readily identifiable as belonging to any particular class or series shall be allocated to any one or more of any class or series in such manner as the Board of Directors in its sole discretion deems fair and equitable.

               (c) LIABILITIES OF A CLASS OR SERIES. The assets belonging to each class or series shall be charged with the liabilities of the corporation in respect of that class or series, and are herein referred to as "liabilities belonging to" such class or series. Any liability of the corporation that is not readily identifiable as a liability belonging to any particular class or series shall be allocated to and among any one or more of any class or series in such manner as the Board of Directors in its sole discretion deems fair and equitable.

               (d) DIVIDENDS AND DISTRIBUTIONS. The holders of the outstanding shares of each class or series of capital stock of the corporation shall be entitled to receive dividends from ordinary income and distributions from capital gains of the assets belonging to such class or series in such amounts, if any, and payable in such manner, as the
          Board of Directors may from time to time determine. To the extent permitted by law, such dividends and distributions may be declared and paid by means of a formula or other method determined at meetings held less frequently than the declaration and payment of such dividends and distributions.

               (e) LIQUIDATION. To the extent permitted by law, the corporation may dissolve itself or any class or series thereof by action of the
          Board of Directors without action by any stockholders. In the event of the liquidation or dissolution of the corporation or of any class or series thereof, stockholders of each class or series shall be entitled to receive the assets belonging to such class or series to be distributed among them in proportion to the number of shares of such class or series held by them. In the event that there are any general assets available for distribution that have not been allocated by the
          Board of Directors to any particular class or series of capital stock, such assets will be distributed to the holders of stock of all classes and series of capital stock in proportion to the asset values of the respective classes and series of capital stock.

               (f) REDEMPTION BY SHAREHOLDERS. Each holder of any class or series of common stock of the corporation, upon proper documentation and the payment of all taxes in connection therewith, may require the corporation to redeem or repurchase such stock at the net asset value thereof, less a redemption fee, sales charge, or charge or discount, if any, determined by the Board of Directors in its sole discretion.
          Payment shall be made in cash or in kind as determined by the corporation. Notwithstanding the foregoing, the corporation may postpone payment of the redemption price and may suspend the right of holders of shares of any class or series to require the corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of
          1940.

               (g) REDEMPTION BY CORPORATION. The corporation may cause the shares of any class or series owned by any shareholder to be redeemed in cash or in kind under such terms and conditions as from time to time are fixed by the Board of Directors for such class or series.

               (h) CONVERSION OR EXCHANGE RIGHTS. Each holder of any class or series of common stock of the corporation may, upon proper documentation and the payment of all taxes in connection therewith, convert the shares represented thereby into shares of common stock of any other class or series of the corporation on the basis of their relative net asset values, less a conversion charge or discount, if any, as determined by the Board of Directors, provided, however, that the Board of Directors may abolish, limit or suspend such right of conversion.

          3. Unless otherwise prohibited by law, so long as the corporation is registered as an open-end management investment company under the
     Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock of any class or series that the corporation has the authority to issue.

          4. The Board of Directors shall have the authority, without the approval of shareholders of any series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more series into assets and liabilities held with respect to a single series.

          5. The corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or Bylaws of the corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

          6. The corporation shall not be obligated to issue certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without certificates, the corporation shall provide the shareholder with such information as may be required under the
     Maryland General Corporation Law.

     FIFTH: The name and mailing address of the incorporator is Otis H. Cowan,
4500 Main Street, Kansas City, Missouri 64111.

     SIXTH: The number of directors of the corporation shall not be more than eleven, which number may be changed in accordance with the Bylaws of the corporation but shall never be less than seven. The names of the directors who shall act until the first annual meeting of stockholders and until their successors are elected and qualify are:

                        Thomas A. Brown
                        Andrea C. Hall, Ph.D.
                        D.D. (Del) Hock

                        Donald H. Pratt
                        Gale E. Sayers
                        James E. Stowers, Jr.
                        James E. Stowers III
                        M. Jeannine Strandjord
                        Timothy S. Webster

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation, its directors and stockholders:

          1. The Board of Directors has exclusive authority to make, amend, and repeal the Bylaws of the corporation.

          2. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series or of securities convertible into shares of stock of any class or series, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

          3. Unless a provision of law requires a greater proportion than a majority of the votes of all classes or series or of any class or series of stock entitled to be cast to take or authorize any action, the corporation may take or authorize such action with the approval of a majority of the aggregate number of the votes entitled to be cast thereon.

          4. The corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

          5. The corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

          6. Unless a greater number therefore shall be specified in the Bylaws of the corporation, the presence at any stockholders meeting, in person or by proxy, of stockholders entitled to cast one-third of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business at such meeting.

     EIGHTH: The powers of the incorporator are to terminate upon filing of the articles of incorporation.

     NINTH: No director of this corporation shall be personally liable for monetary damages to the corporation or any stockholder, except to the extent that such exclusion from liability shall be limited pursuant to Section 5-418 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland or
Section 17 of the Investment Company Act of 1940.

     TENTH: The corporation shall indemnify to the full extent permitted by law each person who has served at any time as director or officer of the corporation, and his heirs, administrators, successors and assigns, against any and all reasonable expenses, including counsel fees, amounts paid upon judgments, and amounts paid in settlement (before or after suit is commenced)
actually incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which he is made a party, or which may be asserted against him, by reason of being or having been a director or officer of the corporation. Such indemnification shall be in addition to any other rights to which such person may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise. Notwithstanding the foregoing, no officer or director of the corporation shall be indemnified against any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties within the meaning of Section 17 (and the interpretations thereunder) of the Investment
Company Act of 1940. Any determination to indemnify pursuant to this Article
Ninth shall be made by "reasonable and fair means" within the meaning of Section
17 and shall otherwise comply with the Investment Company Act and interpretations thereunder.

     ELEVENTH: All of the provisions of these Articles of Incorporation are subject to, and shall be effective only in compliance with, the Investment
Company Act of 1940, all other applicable laws of the United States, the applicable laws of the several states and the applicable rules and regulations of administrative agencies having jurisdiction, as such laws, rules and regulations may from time to time be amended.

                                     * * * *

THIRD: The number of directors of the Corporation is nine. The names of the directors are:

                        Thomas A. Brown
                        Andrea C. Hall, Ph.D.
                        D.D. (Del) Hock
                        Donald H. Pratt
                        Gale E. Sayers
                        James E. Stowers, Jr.
                        James E. Stowers III
                        M. Jeannine Strandjord
                        Timothy S. Webster

FOURTH: The foregoing amendment and restatement to the Charter of the
Corporation does not increase the authorized capital stock of the Corporation.

FIFTH: The foregoing amendment and restatement to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2.605 to be made without action by the Corporation's stockholders.

         IN WITNESS WHEREOF, AMERICAN CENTURY GROWTH FUNDS, INC. has caused this
Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 5th day of May, 2006.

ATTEST:                                AMERICAN CENTURY GRWOTH FUNDS, INC.

/s/ Otis H. Cowan                      /s/ Charles A. Etherington
----------------------------------     -----------------------------------------
Name:  Otis H. Cowan                   Name:  Charles A. Etherington
Title: Assistant Secretary             Title: Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY GROWTH FUNDS, INC., who
executed on behalf of said Corporation the foregoing Articles of Amendment and
Restatement to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles of Amendment and Restatement to the Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated:  May 5, 2006
                                       /s/ Charles A. Etherington
                                       -----------------------------------------
                                       Charles A. Etherington, Vice President